EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S‑3, No. 333‑248637) and in the related prospectuses and prospectus supplements,
2)	Registration Statements (Form S‑3, Nos. 333‑225184 and 333-238595) and in the related prospectuses and prospectus supplements,
3)	Registration Statement (Form S-8, No. 333-239324) pertaining to the 2018 Inducement Award Plan and the 2018 Equity Incentive Plan,
4)	Registration Statement (Form S-8, No. 333-230171) pertaining to the 2018 Inducement Award Plan,
5)	Registration Statement (Form S-8, No. 333-228147) pertaining to the Directors’ Market Value Stock Purchase Plan,
6)	Registration Statement (Form S-8, No. 333-225190) pertaining to the 2018 Equity Incentive Plan,
7)	Registration Statement (Form S‑8, No. 333‑196677) pertaining to the 2014 Employee Stock Purchase Plan,
8)	Registration Statement (Form S‑8, No. 333‑174350) pertaining to the 2011 Incentive Award Plan, the 2002 Equity Incentive Plan, the 1996 Directors’ Stock Option Plan and the 1992 Stock Option Plan,
9)	Registration Statements (Forms S‑8, No. 333‑167349, No. 333‑161035, No. 333-152725 and No. 333-145042) pertaining to the 2002 Equity Incentive Plan, and
10)	Registration Statement (Form S‑8, No. 333‑136330) pertaining to the 2002 Equity Incentive Plan and the 2006 Directors’ Stock Option Plan;

of our reports dated March 11, 2021, with respect to the financial statements of Geron Corporation and the effectiveness of internal control over financial reporting of Geron Corporation included in this Annual Report (Form 10‑K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California

March 11, 2021